Exhibit 10(j)
TCF FINANCIAL CORPORATION
___________

[_________]
[__] Units

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO
TCF FINANCIAL 2015 OMNIBUS INCENTIVE PLAN
Performance-Based Restricted Stock Units
____________

This Performance-Based Restricted Stock Unit Agreement (this “Agreement”) is made as of [grant date] between TCF FINANCIAL CORPORATION, a Michigan corporation (the “Corporation”), and the Grantee named above (“Grantee”).
On August 1, 2019, the Corporation assumed the TCF FINANCIAL 2015 OMNIBUS INCENTIVE PLAN (the “Plan”) in connection with its merger (the “Merger”) with legacy TCF Financial Corporation, a Delaware corporation (“Legacy TCF”). Awards may be made under the Plan to employees employed by Legacy TCF prior to the date of the Merger and employees of the combined enterprise following the date of the Merger; grants may not be made to employees who were employees of the Corporation prior to the date of the Merger.
The Plan is administered by the Compensation and Pension Committee of the Corporation’s Board of Directors (“Committee”). The Committee has determined that Grantee is eligible to participate in the Plan and has awarded performance-based restricted stock units (“PRSUs”) to Grantee, subject to the terms and conditions set forth in this Agreement and the Plan.

1.Award. The Corporation hereby awards to Grantee [___] PRSUs (PRSU No. [_____]), assuming achievement of performance at target level (the “Target Shares”), subject to the restrictions imposed under this Agreement and the Plan. Each PRSU is initially equal to one share of the Corporation’s common stock, $1.00 par value (“Common Stock”), and is convertible into Common Stock pursuant to the formula determined by the Committee and attached as Exhibit A, subject to vesting as set forth below. If any change is made to the outstanding Common Stock or the capital structure of the Corporation, if required, the PRSUs shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

2.Transferability. Until the PRSUs vest and shares of Common Stock are delivered in settlement thereof, interests in PRSUs under this Agreement are generally not transferable by Grantee, except by will or according to the laws of descent and distribution. All rights with respect to the PRSUs granted hereunder are exercisable during Grantee’s lifetime only by Grantee, Grantee’s guardian or legal representative.

3.Vesting. Except as otherwise provided in this Agreement, PRSUs granted hereunder shall vest based on Grantee’s Continuous Service as an employee of the Corporation or its Affiliates and the Corporation’s achievement of performance targets determined by the Committee and attached as Exhibit A for the applicable “Performance Period” (as defined in Exhibit A). PRSUs shall vest, to the extent earned, upon the conclusion of the Restricted Period. The “Restricted

Period” shall begin on the Effective Date and end on the date that the Committee certifies the level of achievement of the PRSUs, but in no event later than March 5th of the year following the last day of the Performance Period. PRSUs are unvested under the Plan and under this Agreement until the end of the Restricted Period. Unless specified otherwise below, PRSUs shall be settled within 30 days following satisfaction of the applicable vesting requirements as set forth below.

4.Termination of Employment. If, during the Restricted Period, Grantee’s employment with the Corporation or any of its Affiliates is terminated by the Corporation without Cause (except as provided in Section 11.1 during the two-year period following a Change in Control), or if Grantee terminates employment due to death or Disability, then, subject to any required delay pursuant to Section 14 below, within 30 days following Grantee’s termination of employment, Grantee shall be issued a number of shares of Common Stock equal to (a) the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement) or, upon such a termination on or following a Change in Control, the Earned PRSUs (as defined in Section 11.1 multiplied by (b) the quotient of (x) the number of full months that have elapsed between the first day of the Performance Period and the effective date of Grantee’s employment termination and (y) the total number of full months in the respective Performance Period. If Grantee terminates employment on or after attainment of age 55 with 10 years of service (the Grantee’s “Retirement”), having submitted written notice to the Corporation of his or her intended Retirement date at least one year in advance of such Retirement, then following such employment termination, subject to any required delay pursuant to Section 14 below, Grantee shall be issued a number of shares of Common Stock equal to (A) the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement) or, upon a Retirement on or following a Change in Control, the Earned PRSUs multiplied by (B) the quotient of (x) the number of full months that have elapsed between the first day of the Performance Period and the effective date of Grantee’s employment termination and (y) the total number of full months in the respective Performance Period. If Grantee does not provide the Corporation with written notice one year in advance of his or her intended Retirement date, then all PRSUs still subject to restrictions on Grantee’s Retirement date automatically shall be forfeited. Except to the extent provided herein, any unvested PRSUs shall be forfeited upon Grantee’s employment termination by the Corporation for Cause or upon Grantee’s voluntary termination of employment.

5.Employment by the Corporation. The award of PRSUs under this Agreement shall not impose upon the Corporation or any Affiliate any obligation to retain Grantee in its employment for any given period or upon any specific terms of employment. The Corporation or any Affiliate may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or this Agreement, unless otherwise expressly provided in any written agreement with Grantee.

6.Shareholder Rights. During the Restricted Period, Grantee shall not be entitled to cash or non-cash dividends or dividend equivalents. Grantee shall have no voting rights with respect to shares of Common Stock underlying PRSUs, unless and until such shares of Common Stock are reflected as issued and outstanding on the Corporation’s stock ledger.

7.Legal Compliance. The Corporation shall not be obligated to issue any shares to Grantee, if such issuance would violate any law, order or regulation of any governmental authority.

8.Acknowledgments. Grantee acknowledges receipt of a copy of the Plan and the Plan Summary and accepts this PRSU award subject to all of the terms, conditions, and provisions of this Agreement and the Plan. Grantee agrees not to resell or distribute the shares of Common Stock received upon vesting and settlement of Grantee’s PRSUs in compliance with such conditions as the Corporation may reasonably require to ensure compliance with federal and state securities laws and other Corporation policies, including stock ownership guidelines, if applicable.

9.Withholding. The Corporation or one of its Affiliates shall be entitled to (a) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Corporation or an Affiliate), or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all federal, state, and local income and employment tax withholding requirements attributable to the PRSUs awarded hereunder, including, without limitation, the award of, vesting of, or settlement with respect to the PRSUs; or (b) require Grantee promptly to remit the amount of such withholding to the Corporation or an Affiliate before delivering shares of Common Stock in settlement of the vested PRSUs. The applicable withholding requirements shall be satisfied by withholding shares of Common Stock from the shares otherwise deliverable in settlement of the vested PRSUs, unless Grantee elects to satisfy the applicable withholding requirements in cash or by using a cash equivalent.

10.Effective Date. This award of PRSUs shall be effective as of the date first set forth above.

11.Change in Control.

11.1Treatment upon a Change in Control. Notwithstanding Section 4 herein, following a Change in Control after the Effective Date, all PRSUs granted to Grantee under this Agreement outstanding at the time of the Change in Control and for which performance results have not been measured in the ordinary course prior to such Change in Control shall be administered as set forth herein. If the Corporation is not the surviving entity, all Earned PRSUs (determined as set forth below) shall be converted into PRSUs of the surviving entity’s common stock at the applicable exchange ratio on the date of the Change in Control (or shall be otherwise adjusted as contemplated by the Plan) in a manner approved by the Committee or the Board. As of the latest practicable date prior to the consummation of such Change in Control, the performance goals applicable to such PRSUs shall be measured and the number of shares subject to such PRSUs from and after the date of consummation of the Change in Control shall equal the greater of (a) the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement, and (b) the number of shares of Common Stock that would have been earned based on the actual performance of the Corporation measured through the latest practicable date prior to the date of consummation of the Change in Control (which, unless otherwise determined by the Committee, shall be the most recently completed calendar quarter) (such higher number, the “Earned PRSUs”), as determined by the Committee prior to such Change in Control. Following the date of consummation of the Change in Control, the Earned PRSUs shall vest and be subject to forfeiture based on Grantee’s Continuous Service through the last day of the Restricted Period. If, during the two-year period following the effective date of the Change in Control, Grantee’s employment is involuntarily terminated without Cause or Grantee terminates employment for Good Reason, the Earned PRSUs granted under this Agreement shall vest in full as of Grantee’s employment termination date, and the shares of Common Stock (or the common stock of the surviving entity, as applicable) in respect thereof shall be issued within 30 days following the Grantee’s termination of employment, subject to any required delay pursuant to Section 14 below. Following a Change in Control, Grantee’s rights in respect of Retirement, death and Disability as set forth in Section 4 with respect to PRSUs granted hereunder, including any proration, shall continue to apply to the PRSUs.

12.Definitions. Capitalized terms not defined herein shall be defined as in the Plan or in Grantee’s Individual Agreement (defined below). To the extent any capitalized term not defined herein is defined in both the Plan and Grantee’s Individual Agreement, the definition set forth in Grantee’s Individual Agreement shall control. As used in this Agreement, “Individual Agreement” means (a) any employment, change in control or severance agreement between Grantee and the Corporation or one of its Affiliates (or any successor thereto) and (b) any retention agreement between Grantee and the Corporation or one of its affiliates (or any successor thereto) that becomes effective on or following the date hereof.

13.Amendment. This Agreement shall not be modified except in a writing executed by the parties hereto.

14.Section 409A of the Code. This Agreement and the PRSUs granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom, and, with respect to PRSUs that constitute deferred compensation subject to Section 409A of the Code, the Plan and this Agreement as well as any Individual Agreement shall be interpreted and administered in all respects in accordance with Section 409A of the Code (including with respect to the application of any defined terms to PRSUs that constitute nonqualified deferred compensation, which defined terms shall be interpreted to have the meaning required by Section 409A of the Code to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code). Each payment (including the delivery of shares of Common Stock) under the PRSUs that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code and, to the extent to be made or delivered upon a termination of employment may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Grantee pursuant to Section 409A of the Code. In no event may Grantee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if Grantee is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation as in effect on the date of Grantee’s separation from service), PRSUs that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code that would otherwise be deliverable by reason of Grantee’s separation from service during the six-month period immediately following such separation from service shall instead be provided on the earlier to occur of: (a) the date that is six months and one day after Grantee’s separation from service; or (b) the date of Grantee’s death.

15.Conflict Between the Plan, Agreement, and Individual Agreements. The Plan is incorporated in this Agreement by reference. In the event of any conflict between the terms of this Agreement, an Individual Agreement and/or the terms of the Plan, the provisions of this Agreement, or, to the extent more favorable, the Individual Agreement shall control; provided, however, that notwithstanding anything in this Agreement to the contrary, any provisions of this Agreement relating to the timing of settlement or payment in respect of the PRSUs shall control in the event of any conflict between this Agreement, the Plan, any Prior Plan and the award agreements thereunder, and any Individual Agreement.

16.Non-Solicitation And Confidentiality Agreement. Grantee acknowledges and agrees that Grantee’s position with the Corporation or any affiliated companies (collectively “TCF Companies”) provides Grantee with access to non-public, confidential information (“Confidential

Information”) that is valuable to TCF Companies and/or would be valuable to competitors, including but not limited to, information regarding Customers of the TCF Companies.

As a condition of accepting this Award and in consideration of the opportunity to receive shares of stock, Grantee and the Corporation agree as follows:
(a)Non-Solicitation.  For the duration of Grantee’s employment with the TCF Companies and for a period of 12 months after Grantee’s employment terminates (for any reason), Grantee shall not, directly or indirectly (whether for compensation or without compensation): (i) solicit or attempt to solicit employees or independent contractors of TCF Companies with whom Grantee worked or who have skill sets with which Grantee became familiar during Grantee’s employment with TCF Companies, for the purpose of encouraging the employee or independent contractor to terminate his or her employment relationship or contract with TCF Companies to provide competing services on that employee or independent contractor’s own behalf or on behalf of any other person or entity; (ii) solicit or attempt to solicit any Customer for the purpose of providing products or services that are similar to or in competition with products or services of the TCF Companies; (iii) induce or attempt to induce any Customer to not do business with or stop doing business with TCF Companies; or (iv) assist any other person or entity in any of the foregoing. During the period of time, if any, that Grantee resided in the States of California or North Dakota, the above non-solicitation provisions will apply following Grantee’s termination of employment with TCF Companies only in situations where Grantee wrongfully used or disclosed trade secrets (as defined by California or North Dakota law, respectively) of the TCF Companies.

For purposes of this Section, “Customer” means current and prospective: (i) customers, such as borrowers, lessees, or depositors (individuals or entities); (ii) referral or origination sources, such as manufacturers, distributors, brokers, dealers or financial institutions; (iii) capital markets or funding sources; (iv) investors in or purchasers of financial contracts; or (v) manufacturers or distributors providing collateral repurchase or remarketing support, in each case with whom Grantee had Material Contact and/or about whom Grantee obtained Confidential Information during employment with the TCF Companies. For purposes of this Section, “Material Contact” means any interaction between the Customer and Grantee, within the two-year period prior to termination of Grantee’s employment, which took place to promote, manage, service or further the business relationship.

(b)Confidentiality. During Grantee’s employment with TCF Companies and after Grantee’s termination from employment (for any reason), Grantee shall maintain the confidentiality of all Confidential Information. Other than in the reasonable performance of Grantee’s job duties and in the furtherance of the interests of TCF Companies during Grantee’s employment with the TCF Companies, Grantee will not disclose, publish or use Confidential Information without prior written consent. Upon Grantee’s termination from employment, Grantee will immediately return or securely destroy, as directed, any Confidential Information within Grantee’s possession or control, in any form or format, including electronically-stored information.

17.Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares of Common Stock are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other federal, state, or local securities law or regulation.

It may be provided that any representation requirement shall become inoperative upon a registration of such shares of Common Stock or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

Grantee understands that (i) the Agreement is a binding contract, even if the PRSUs awarded in this Agreement never become vested; (ii) the TCF Companies may enforce this Agreement in court and, if this Agreement is violated, seek injunctive relief, monetary damages and other remedies available under applicable law; and (iii) nothing in this Agreement is intended to supersede or eliminate other obligations, including non-solicitation and/or confidentiality obligations, that Grantee may have to TCF Companies during or after Grantee’s employment terminates.
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[Signatures on Next Page]

This PRSU grant has been issued by the Corporation by authority of its Compensation and Pension Committee.

TCF FINANCIAL CORPORATION,
Corporation

_________________________________
By: Craig R. Dahl
Its: President & CEO

__________________________________
Grantee
Name:

EXHIBIT A

Overview
This award of PRSUs will vest contingent upon the satisfactory achievement of corporate goals over the [_______________________________________] (the “Performance Period”). The number of PRSUs that ultimately vest and convert to shares may range from [_______________] of the underlying units originally awarded, depending on the Corporation’s performance relative to these goals.

Payout Calibration
The Compensation Committee has established threshold, target and maximum performance goals for the corporate financial goals upon which PRSU payouts are based. The payout rates for the achievement of the threshold, target and maximum goals are 50%, 100% and 150%, respectively, as a percentage of the Target Shares. Actual Corporation performance between threshold, target and maximum performance levels is interpolated on a linear, incremental basis to determine the precise payout percentage.

PRSU Measures
The vesting of PRSUs is dependent upon the achievement of with respect to [______________________________] measured over the Performance Period.

PRSU Goals

Performance Goal [_________________________]	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
[_______________]

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